FIRST COMMUNITY BANK

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of this ___ day of _____, 201_, by and between First Community Bank (the “Bank”), and _______________ (“Indemnitee”).

WHEREAS, Indemnitee is an executive officer and/or director of the Bank, as the case may be from time to time, and performs a valuable service for the Bank in such capacity (or capacities);

WHEREAS, the Certificate of Incorporation, the Bylaws, and/or the laws of the State of Virginia and the United States permit contracts between the Bank and the members of its Board of Directors and officers with respect to indemnification of such directors and officers;

WHEREAS, the Bank and Indemnitee recognize the increasing difficulty in obtaining directors’ and officers’ liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

WHEREAS, the Bank and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers and directors of the Bank may not be willing to continue to serve as officers and directors without additional protection; and

WHEREAS, the Bank desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Bank and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

NOW, THEREFORE, the Bank and Indemnitee hereby agree as follows:

1.            Indemnification.

(a)          Third Party Proceedings. The Bank shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Bank), by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Bank, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Bank, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding, provided Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Bank, and, with respect to any criminal action or proceeding, the Bank had no reasonable cause to believe Indemnitee’s conduct was unlawful; and further provided, that with respect to any administrative proceeding or civil action initiated by any federal or state banking agency, the Bank shall provide such indemnification upon receipt by the Bank of notice of request for indemnification, but only after the Board of the Bank determines, in writing, after due investigation and consideration, without any involvement by the Indemnitee, prior to and as a condition to any indemnification therefor, that the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Bank, that any requested payment of indemnification will not materially adversely affect the safety and soundness of either the Bank or First Community Bancshares, Inc, a Nevada corporation, that such indemnification payment is consistent with safe and sound banking practice, and that the payment of indemnification does not meet the definition of a “prohibited indemnification payment” as defined in Section 1(a)(2) hereof, and as may be further defined from time to time at 12 C.F.R. Section 359.1 (l) of the regulations promulgated under the Federal Deposit Insurance Act. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Bank. Notwithstanding the foregoing, Indemnitee shall have no right to indemnification for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended; any similar provisions of federal, state, or local law; or any successor statute. Indemnitee shall also have no right to indemnification for any reimbursement of the Bank by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Bank, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Bank pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Bank of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements).

(b)          Prohibited Indemnification Payments. Notwithstanding Section 1(a)(1) hereof, the Bank is prohibited from indemnifying the Indemnitee for any “prohibited indemnification payment,” which for purposes of this Agreement, is the payment or reimbursement of any civil money penalty or judgment resulting from any administrative or civil action instituted by a federal or state banking agency, or any other liability or legal expense with regard to any administrative proceeding or civil expense instituted by a federal or state banking agency which results in a final order or settlement, pursuant to which the Indemnitee is assessed a civil money penalty; is removed from office or prohibited from participating in the conduct of the affairs of the Bank; or is required to cease and desist from or take any affirmative action described in section 8(b) of the Federal Deposit Insurance Corporation Act, with respect to the Bank.

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(c)          Proceedings By or in the Right of the Bank. The Bank shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Bank to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Bank, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Bank and except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Bank, unless and only to the extent that the appropriate court of the State of Virginia or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the appropriate court of the State of Virginia or such other court shall deem proper. Notwithstanding the foregoing, Indemnitee shall have no right to indemnification for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended; any similar provisions of federal, state, or local law; or any similar successor statute. Indemnitee shall also have no right to indemnification for any reimbursement of the Bank by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Bank, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Bank pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Bank of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements).

(d)          Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding, or the defense of any claim, issue or matter therein (other than an administrative proceeding or civil action initiated by any federal or state banking agency which shall be governed by Section 1(a)), Indemnitee shall be indemnified against expenses (including attorneys’ fees) and any costs of settlement (including amounts paid in settlement if such settlement is approved in advance by the Bank, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection therewith.

2.            Expenses; Indemnification Procedure.

(a)          Advancement of Expenses. The Bank shall advance all expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding (other than an administrative proceeding or civil action initiated by any federal or state banking agency which shall be governed by Section 1(a)). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Bank as authorized hereby. The advances to be made hereunder shall be paid by the Bank to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Bank.

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(b)          Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Bank notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Bank shall be directed to the Secretary of the Bank at the address shown on the signature page of this Agreement (or such other address as the Bank shall designate in writing to Indemnitee). Notice shall be deemed received five (5) days after the date postmarked, if sent by domestic certified or registered mail, properly addressed; otherwise when such notice shall actually be received by the Bank. In addition, Indemnitee shall (i) give the Bank such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power and (ii) upon request of the Bank testify at, or be deposed in connection with, any proceeding to adjudicate or consider a claim against Indemnitee for which indemnification will or could be sought under this Agreement.

(c)          Procedure. Any indemnification and advances provided for in Section 1 and this Section 2 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Bank’s Articles of Incorporation nor By-laws providing for indemnification, is not paid in full by the Bank within forty-five (45) days after a written request for payment thereof has first been received by the Bank, Indemnitee may, but need not, at any time thereafter bring an action against the Bank to recover the unpaid amount of the claim and, if successful in whole or in part, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Bank to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Bank, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that, if the Bank contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Bank (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Bank (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)          Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Subsection 2(b) hereof, the Bank has director and officer liability insurance in effect, the Bank shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Bank shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

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(e)          Selection of Counsel. In the event the Bank shall be obligated under Subsection 2(a) hereof to pay the expenses of any proceeding against the Indemnitee, the Bank, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, which counsel may be counsel for the Bank, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Bank, the Bank will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ his counsel in any such proceeding, at the Indemnitee’s sole expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Bank, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Bank and the Indemnitee in the conduct of any such defense or (C) the Bank shall not, in fact, have employed counsel to assume the defense of such proceeding, the fees and expenses of Indemnitee’s counsel shall be at the expense of the Bank.

3.            Additional Indemnification Rights; Nonexclusivity.

(a)          Scope. Notwithstanding any other provision of this Agreement, the Bank hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Bank’s Articles of Incorporation, the Bank’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a savings institution to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Bank’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a savings institution to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)          Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which an Indemnitee may be entitled under the Bank’s Articles of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested Directors, the National Bank Act, as amended, the Office of the Comptroller of the Currency Rules and Regulations, and the Federal Deposit Insurance Act, and the regulations promulgated thereunder, each as may be amended from time to time, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office (each an “Indemnified Capacity”). The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an Indemnified Capacity even though he may have ceased to serve in an Indemnified Capacity at the time of any action, suit or other covered proceeding.

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4.          Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Bank for some or a portion of the expenses, judgments, fines or penalties actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any action, suit or proceeding, but not, however, for the total amount thereof, the Bank shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

5.          Mutual Acknowledgment. Both the Bank and Indemnitee acknowledge that in certain instances, federal law, state law, or public policy may prohibit the Bank from indemnifying its directors and officers under this Agreement or otherwise. For example, the Bank and Indemnitee acknowledge that the Bank is subject to the prohibitions and limitations on indemnification set forth in federal or state banking laws including, without limitation, 12 CFR § 1838 of the Rules and Regulations of promulgated by the Office Comptroller of the Currency and Sections 8(k) and 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder. Indemnitee understands and acknowledges that the Bank has undertaken or may be required in the future to undertake with its applicable regulatory bodies to submit a question of indemnification to a court in certain circumstances for a determination of the Bank’s right under public policy to indemnify Indemnitee and agrees that he will be bound by the findings of such court.

6.          Contribution. If the indemnification provided for herein is unavailable by reason of a Court decision based on grounds other than any of those set forth in Section 1(b), Section 5, or Section 9 hereof, then in respect of any threatened, pending or completed action, suit or proceeding in which the Bank is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (a) the relative benefits received by the Bank on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (b) the relative fault of the Bank on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Bank on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Bank agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

7.          Officer and Director Liability Insurance. The Bank shall, from time to time, make the good faith determination whether or not it is practicable for the Bank to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Bank with coverage for losses from wrongful acts, or to ensure the Bank’s performance of its indemnification obligations under this Agreement. Among other considerations, the Bank will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Bank shall have no obligation to obtain or maintain such insurance if the Bank determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary or parent company of the Bank

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8.            Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Bank to do or fail to do any act in violation of applicable law. The Bank’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Bank shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9.            Exceptions. Any other provision herein to the contrary notwithstanding, the Bank shall not be obligated pursuant to the terms of this Agreement:

(a)          Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee, including those brought against the Bank or its directors, officers, employees, agents or other indemnitees, and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law, but such indemnification or advancement of expenses may be provided by the Bank in specific cases if the Board of Directors finds it to be appropriate; or

(b)          Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(c)          Breach of Fiduciary Duty Claims. To indemnify Indemnitee for any expenses incurred by Indemnitee on account of any suit or proceeding brought by the Bank and approved by a majority of the Board which alleges willful misappropriate of corporate assets by Indemnitee, disclosure of confidential information in violation of Indemnitee’s fiduciary or contractual obligations to the Bank, or any other willful and deliberate breach in bad faith of Indemnitee’s duty to the Bank or its shareholders; or

(d)          Willful Misconduct. To indemnify Indemnitee for any expenses incurred by Indemnitee on account of Indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct.

(e)          Claims Paid by Insurer. Notwithstanding the foregoing, the Bank shall not be obligated to indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Bank.

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10.           Construction of Certain Phrases.

(a)          For purposes of this Agreement, references to the “Bank” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)          For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Bank” shall include any service as a director, officer, employee or agent of the Bank which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Bank” as referred to in Section 1(a) of this Agreement.

11.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12.           Successors and Assigns. This Agreement shall be binding upon the Bank and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

13.          Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, actually and reasonably incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Bank under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, (including attorneys’ fees), incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

14.           Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by a written notice.

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15.           Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the federal laws of the United States with respect to federal banking law and in accordance with the laws of the State of Virginia for all other matters, including as applied to contracts between Virginia residents entered into and to be performed entirely within Virginia.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FIRST COMMUNITY BANK
One Community Place
P.O. Box 989
Bluefield, Virginia 24605-0989

By:
Name: Gary R. Mills
Title: Chief Executive Officer

AGREED TO AND ACCEPTED:

INDEMNITEE:

Name:
Title:
Address:

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FIRST COMMUNITY BANK

SCHEDULE OF INDEMNITEES

James H. Atkinson, Jr.

W. C. Blankenship, Jr.

David D. Brown

Juanita G. Bryan

Robert L. Buzzo

C. William Davis

Samuel L. Elmore

T. Vernon Foster

Franklin P. Hall

Richard S. Johnson

I. Norris Kantor

E. Stephen Lilly

Gary R. Mills

Jeffrey D. Noble

Martyn A. Pell

Robert L. Schumacher

William P. Stafford

William P. Stafford, II

Frank C. Tinder